UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2006 ebank Financial Services, Inc.
(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-24043 (Commission File Number)	58-2349097 (IRS Employer Identification No.)
2410 Paces Ferry Road, Suite 190
Atlanta Georgia 30339
(Address of Principal Executive
Offices) (Zip Code)
(770) 863-9225
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
The Board of Directors of ebank Financial Services, Inc. (the “Company”) appointed Edward L. Terry as a Class I director of the Company, effective as of March 20, 2006. His term as a Class I director will expire at the 2006 Annual Meeting of Shareholders. At the time of this filing, the Board had not determined whether Mr. Terry will serve on any committee of the Board of Directors.
Mr. Terry has over 30 years of experience in the real estate and financial services industries. Since 1981, he has been the Founder and Chairman of Sunshine Mortgage Corporation, an Atlanta, Georgia based residential mortgage banking company with over 24 years of operations. Since 1973, he has been the Chief Executive Officer of a development group, which has constructed in excess of 10,000 single family houses, and which has active residential developments in Georgia, North Carolina, South Carolina, and Florida. From 1971 to 1973, he served as a mortgage loan officer with IDS Mortgage Corporation, located in Atlanta, Georgia. From 1967 to 1970, he served as a Lieutenant in the United States Navy. Mr. Terry holds a degree in Real Estate and Finance from the University of Alabama.
As previously announced and described in more detail in the Current Reports on Form 8-K filed by the Company on May 17, 2005 and September 7, 2005, Mr. Terry and Gary R. Rhineheart and certain of their related interests entered into a Standstill Agreement with the Company in connection with their filing of a Change in Control Notice with, and subject to the approval of, the Office of Thrift Supervision (the “OTS”). The Company received a notice from the OTS in September 2005 indicating that the OTS approved the Change in Control Notice. Pursuant to the terms of the Standstill Agreement, the Company has agreed to use its best efforts to cause one (1) representative of such shareholders to be elected to its Board of Directors so long as Messrs. Terry and Rhineheart and their related interests hold at least 25% of the Company’s outstanding voting securities. The Company intends to include Mr. Terry as one of the nominees for directorships at the Company’s 2006 Annual Meeting of Shareholders.
The Company previously announced that ebank and Messrs. Terry and Rhineheart intended to explore, subject to approval of the parties and regulatory approvals, the formation of a mortgage origination business through a joint venture or other appropriate structure. In December 2005, ebank filed with the OTS a notice of its intention to establish an operating subsidiary of ebank. The proposed operating subsidiary would originate residential first and second mortgages and home equity lines of credit via the Internet in all 50 states. As proposed, the operating subsidiary would be in the form of a Georgia limited liability company. The operating subsidiary is proposed to be 51% owned by ebank and 49% owned by an entity owned by Messrs. Terry and Rhineheart. This notice requires approval of the OTS. At the time of this filing, action by the OTS with respect to this notice was still pending.
Item 7.01 Regulation FD Disclosure.
The last two paragraphs under Item 5.02 above are incorporated herein by reference to such paragraphs.
Item 9.01 Financial Statements and Exhibits.
(d)	Standstill Agreement by and between ebank Financial Services, Inc. and Edward L. Terry and Gary R. Rhineheart (and certain of their related interests), dated May 16, 2005. (Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on May 17, 2005, File No. 000-24043.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebank Financial Services, Inc.
Date: March 24, 2006	By:	/s/ James L. Box
James L. Box
President and Chief Executive Officer

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